                                                                    Exhibit 99.1
(AIR PRODUCTS LOGO)                                        News Release
--------------------------------------------------------------------------------
Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA  18195-1501

04150

               AIR PRODUCTS REPORTS SECOND QUARTER EPS OF 62 CENTS

Access the Q2 earnings teleconference scheduled for 10:00 a.m. Eastern Time (ET) on April 28th by calling (913) 981-5522 and entering passcode 465665, or listen on the Web at www.airproducts.com/Invest/EarningsReleases.htm. Access the teleconference slides at www.airproducts.com/Invest/EarningsReleases/Teleconference.htm.

LEHIGH VALLEY, Pa. (April 28, 2004) - Air Products (NYSE:APD) today reported net income of $141 million or diluted earnings per share (EPS) of $.62 for its second fiscal quarter ended March 31, 2004. Net income increased 24 percent and diluted EPS was up 22 percent compared with the prior year. Sequentially, net income and EPS increased seven percent.

Record quarter revenues of $1,857 million were up 18 percent from the prior year on stronger volumes across the company's Gases and Chemicals segments, acquisitions, and favorable currency effects. Sequentially, revenues increased 10 percent, driven by improved volumes and favorable currency effects. Operating income of $210 million was up 19 percent from the prior year and up six percent sequentially.

John P. Jones, Air Products' chairman and chief executive officer, said, "As the manufacturing environment continued to improve, we saw significant volume increases based on strong demand in our growth platforms and our ability to leverage our existing asset base."

Gases segment sales of $1,285 million increased 14 percent over the prior year, mainly on higher volumes and acquisitions in the company's Electronics and Healthcare growth platforms, and favorable currency effects. Operating income of $189 million increased 26 percent, as operating leverage from improved asset loadings more than offset higher costs.

Sequentially, Gases revenues increased seven percent, principally due to stronger volumes in Electronics and Energy and Process Industries. Operating income increased four percent as volume growth was partially offset by higher costs.

Chemicals segment sales of $483 million increased 21 percent versus the prior year due to strong volume growth across the company's Performance Materials growth platform and base Intermediates businesses. Operating income of $35 million increased three percent, as higher volumes were largely offset by higher raw material and other costs.

Sequentially, Chemicals revenues were up 18 percent and operating income increased 42 percent on expected seasonally stronger volumes and new business signings.

Equipment segment revenues of $89 million were up over the prior year on higher air separation unit sales. Operating income declined on lower liquefied natural gas (LNG) heat exchanger activity. Air Products received a new LNG heat exchanger order at the end of the second quarter.

Looking forward, Mr. Jones said, "Our solid volume gains during the first half of the year, coupled with improving manufacturing in North America and Asia, should improve earnings in the second half of our fiscal year. We are now projecting a full-year EPS range of $2.45 to $2.65 and a third fiscal quarter EPS range of $.63 to $.68."

Mr. Jones continued, "Our continued earnings improvement is evidence that the strategies we embarked upon a few years ago are working and delivering value for Air Products' shareholders and customers. Our top line growth remains strong and our SAP project, an integral part of our productivity efforts, is on budget and on schedule."

Air Products will continue to drive portfolio management and cost reduction actions similar to prior years. Upfront costs associated with such actions could reduce Air Products' projected earnings for the current fiscal year.

Air Products (NYSE:APD) serves customers in technology, energy, healthcare and industrial markets worldwide with a unique portfolio of products, services and solutions, providing atmospheric gases, process and specialty gases, performance materials and chemical intermediates. Founded in 1940, Air Products has built leading positions in key growth markets such as semiconductor materials, refinery hydrogen, home healthcare services, natural gas liquefaction, and advanced coatings and adhesives. The company is recognized for its innovative culture, operational excellence and commitment to safety and the environment. With annual revenues of $6.3 billion and operations in over 30 countries, the company's 18,500 employees build lasting relationships with their customers and communities based on understanding, integrity and passion. For more information, visit www.airproducts.com.

NOTE: The forward-looking statements contained in this presentation are based on current expectations regarding important risk factors. Actual results may differ materially from those expressed. Factors that might cause forward-looking statements to differ materially from actual results include, among other things, overall economic and business conditions different than those currently anticipated and demand for Air Products' goods and services; competitive factors in the industries in which it competes; interruption in ordinary sources of supply; the ability to recover unanticipated increased energy and raw material costs from customers; uninsured litigation judgments or settlements; spikes in the pricing of natural gas; changes in government regulations; consequences of acts of war or terrorism impacting the United States' and other markets; charges related to currently unplanned portfolio management and cost reduction actions; the success of implementing cost reduction programs; the timing, impact and other uncertainties of future acquisitions or divestitures; significant fluctuations in interest rates and foreign currencies from that currently anticipated; the impact of tax and other legislation and regulations in jurisdictions in which Air Products and its affiliates operate; and the timing and rate at which tax credits can be utilized.

Please review the attached financial tables, including the Summary of Consolidated Financial Information:

                        AIR PRODUCTS AND CHEMICALS, INC.
                  SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION
                                   (Unaudited)

(Millions of dollars, except per share)
--------------------------------------------------------------------------------
                                    Three Months Ended       Six Months Ended
                                         31 March                31 March
                                      2004       2003         2004       2003
--------------------------------------------------------------------------------
Sales                              $ 1,856.5  $ 1,578.1    $ 3,541.4  $ 3,025.1
--------------------------------------------------------------------------------

Income Before Cumulative           $   141.2  $   113.6    $   273.0  $   242.3
   Effect of Accounting Change

Cumulative Effect of                      --         --           --       (2.9)
   Accounting Change
--------------------------------------------------------------------------------
Net Income                         $   141.2  $   113.6    $   273.0  $   239.4
================================================================================

Basic Earnings Per Share:
Income Before Cumulative           $     .63  $     .52    $    1.23  $    1.11
   Effect of Accounting Change
Cumulative Effect of                      --         --           --       (.02)
   Accounting Change
--------------------------------------------------------------------------------
Net Income                         $     .63  $     .52    $    1.23  $    1.09
================================================================================

Diluted Earnings Per Share:
Income Before Cumulative           $     .62  $     .51    $    1.20  $    1.09
   Effect of Accounting Change
Cumulative Effect of                      --         --           --       (.02)
   Accounting Change
--------------------------------------------------------------------------------
Net Income                         $     .62  $     .51    $    1.20  $    1.07
================================================================================

Capital Expenditures               $   198.2  $   188.3    $   379.3  $   539.7

Depreciation                       $   176.8  $   156.4    $   347.2  $   312.4
--------------------------------------------------------------------------------

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                         CONSOLIDATED INCOME STATEMENTS
                                   (Unaudited)

(Millions of dollars, except per share)          Three Months Ended               Six Months Ended
                                                      31 March                        31 March
                                                  2004        2003                2004        2003
-----------------------------------------------------------------------------------------------------
SALES                                          $ 1,856.5   $ 1,578.1           $ 3,541.4   $ 3,025.1
COSTS AND EXPENSES
Cost of sales                                    1,369.6     1,176.3             2,599.8     2,209.3
Selling and administrative                         250.4       206.6               481.8       399.9
Research and development                            32.0        31.1                62.0        61.1
Global cost reduction plans, net                      --         (.2)                 --         (.2)
Other (income) expense, net                         (5.6)      (12.0)              (11.1)      (15.3)
-----------------------------------------------------------------------------------------------------
OPERATING INCOME                                   210.1       176.3               408.9       370.3
Equity affiliates' income                           22.0        15.2                41.6        43.5
Interest expense                                    32.3        28.6                63.2        60.3
-----------------------------------------------------------------------------------------------------
INCOME BEFORE TAXES AND                            199.8       162.9               387.3       353.5
    MINORITY INTEREST
Income taxes                                        54.9        48.7               106.2       103.8
Minority interest (a)                                3.7          .6                 8.1         7.4
-----------------------------------------------------------------------------------------------------
INCOME BEFORE CUMULATIVE                           141.2       113.6               273.0       242.3
    EFFECT OF ACCOUNTING CHANGE
Cumulative effect of accounting change                --          --                  --        (2.9)
-----------------------------------------------------------------------------------------------------
NET INCOME                                     $   141.2   $   113.6           $   273.0   $   239.4
=====================================================================================================
-----------------------------------------------------------------------------------------------------
BASIC EARNINGS PER
   COMMON SHARE
Income before cumulative effect of             $     .63   $     .52           $    1.23   $    1.11
   accounting change
Cumulative effect of                                  --          --                  --        (.02)
   accounting change
-----------------------------------------------------------------------------------------------------
Net Income                                     $     .63   $     .52           $    1.23   $    1.09
-----------------------------------------------------------------------------------------------------
DILUTED EARNINGS PER
   COMMON SHARE
Income before cumulative effect of             $     .62   $     .51           $    1.20   $    1.09
   accounting change
Cumulative effect of                                  --          --                  --        (.02)
   accounting change
-----------------------------------------------------------------------------------------------------
Net Income                                     $     .62   $     .51           $    1.20   $    1.07
-----------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE OF COMMON                         223.7       219.2               222.8       219.0
   SHARES OUTSTANDING (in millions)
-----------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE OF COMMON                         228.8       222.5               227.9       222.7
   SHARES OUTSTANDING ASSUMING
   DILUTION (in millions)
-----------------------------------------------------------------------------------------------------
DIVIDENDS DECLARED PER                         $     .23   $     .21           $     .46   $     .42
   COMMON SHARE - Cash
-----------------------------------------------------------------------------------------------------

(a)   Minority interest primarily includes before-tax amounts.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

(Millions of dollars)
--------------------------------------------------------------------------------
                                                          31 March  30 September
                                                           2004         2003
--------------------------------------------------------------------------------
ASSETS
--------------------------------------------------------------------------------
CURRENT ASSETS
Cash and cash items                                       $   142.3  $    76.2
Trade receivables, less allowances for doubtful accounts    1,354.9    1,188.5
Inventories and contracts in progress                         563.3      565.9
Other current assets                                          265.0      237.3
--------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                        2,325.5    2,067.9
--------------------------------------------------------------------------------
INVESTMENTS IN NET ASSETS OF AND ADVANCES TO                  601.8      553.5
  EQUITY AFFILIATES
PLANT AND EQUIPMENT, at cost                               12,000.5   11,723.2
Less - Accumulated depreciation                             6,284.7    6,086.1
--------------------------------------------------------------------------------
PLANT AND EQUIPMENT, net                                    5,715.8    5,637.1
--------------------------------------------------------------------------------
GOODWILL                                                      792.2      725.8
INTANGIBLE ASSETS, net                                        108.7      104.1
OTHER NONCURRENT ASSETS                                       418.5      343.5
--------------------------------------------------------------------------------
TOTAL ASSETS                                              $ 9,962.5  $ 9,431.9
================================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------
CURRENT LIABILITIES
Payables and accrued liabilities                          $ 1,173.8  $ 1,123.5
Accrued income taxes                                           73.1      115.6
Short-term borrowings and current portion of                  652.7      342.1
  long-term debt
--------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                   1,899.6    1,581.2
--------------------------------------------------------------------------------
LONG-TERM DEBT                                              2,001.5    2,168.6
DEFERRED INCOME & OTHER NONCURRENT LIABILITIES                994.9    1,005.9
DEFERRED INCOME TAXES                                         739.5      705.6
--------------------------------------------------------------------------------
TOTAL LIABILITIES                                           5,635.5    5,461.3
--------------------------------------------------------------------------------
MINORITY INTERESTS IN SUBSIDIARY COMPANIES                    186.0      188.1
--------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                                  4,141.0    3,782.5
--------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                $ 9,962.5  $ 9,431.9
================================================================================

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

(Millions of dollars)
--------------------------------------------------------------------------------
                                                        Six Months Ended
                                                           31 March
                                                       2004          2003
--------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net Income                                           $ 273.0       $ 239.4
Adjustments to reconcile income to cash
  provided by operating activities:
  Depreciation                                         347.2         312.4
  Deferred income taxes                                 39.9          25.1
  Undistributed earnings of unconsolidated             (25.6)         (2.2)
    affiliates
  Gain on sale of assets and investments                  --          (8.9)
  Other                                                 36.5           1.9
--------------------------------------------------------------------------------
     Subtotal                                          671.0         567.7
Working capital changes that provided (used)
  cash, excluding effects of acquisitions and
  divestitures:
    Trade receivables                                 (131.3)        (69.9)
    Inventories and contracts in progress              (10.4)        (33.6)
    Payables and accrued liabilities (a)               (81.8)        (53.1)
    Other                                              (75.5)         29.0
--------------------------------------------------------------------------------
CASH PROVIDED BY OPERATING ACTIVITIES                  372.0         440.1
--------------------------------------------------------------------------------
INVESTING ACTIVITIES
  Additions to plant and equipment (b)                (327.7)       (294.1)
  Investment in and advances to unconsolidated          (3.9)         (5.2)
    affiliates
  Acquisitions, less cash acquired (c)                 (44.8)       (233.8)
  Proceeds from sale of assets and investments           9.3          40.0
  Other                                                  (.5)         (1.0)
--------------------------------------------------------------------------------
CASH USED FOR INVESTING ACTIVITIES                    (367.6)       (494.1)
--------------------------------------------------------------------------------
FINANCING ACTIVITIES
  Long-term debt proceeds                              147.3          50.2
  Payments on long-term debt                          (152.3)        (60.2)
  Net increase (decrease) in commercial paper and       74.0         (54.4)
    short-term borrowings
  Dividends paid to shareholders                      (102.2)        (91.9)
  Issuance of stock for options and award plans         89.4          24.6
--------------------------------------------------------------------------------
CASH PROVIDED BY (USED FOR) FINANCING                   56.2        (131.7)
ACTIVITIES
--------------------------------------------------------------------------------
Effect of Exchange Rate Changes on Cash                  5.5           5.4
--------------------------------------------------------------------------------
Increase (Decrease) in Cash and Cash Items              66.1        (180.3)
Cash and Cash Items - Beginning of Year                 76.2         253.7
--------------------------------------------------------------------------------
Cash and Cash Items - End of Period                  $ 142.3       $  73.4
================================================================================

(a) Pension plan contributions in 2004 and 2003 were $190.5 and $17.8, respectively.

(b) Excludes capital lease additions of $2.9 and $1.6 in 2004 and 2003, respectively.

(c) Excludes $1.0 of capital lease obligations and $4.0 of long-term debt assumed in acquisitions in 2003.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

(Millions of dollars, except per share)

EQUITY AFFILIATES' INCOME

Income from equity affiliates for the six months ended 31 March 2003 included $14 for adjustments related to divestitures recorded in prior periods. $8 is included in Other equity affiliates and $6 is included in Gases equity affiliates.

LITIGATION

In the normal course of business, the company is occasionally involved in uninsured legal proceedings, including, in July 2003, Honeywell International, Inc. and GEM Microelectronic Materials, LLC filed suit against the company alleging breach of contract resulting from the termination of a Strategic Alliance Agreement dated 1 October 1998 ("SAA"). The suit alleges that the company will source certain chemicals produced from its recently acquired Ashland Electronic Chemicals business rather than sourcing them from Honeywell. The suit was filed in Delaware Chancery Court seeking specific performance of the SAA and, in the alternative, a combination of specific performance and monetary damages up to $106. Trial was held during the week of 29 March 2004 and ended 2 April 2004. The company intends to continue its vigorous defense of this claim. No decision is expected until July or August 2004. The company has only established an accrual for the anticipated legal costs. Although management is not able to reasonably estimate the amount of any possible loss or a range of loss, it believes that a judgment on damages will be significantly less than the damages sought.

The company does not expect that any sums it may have to pay, if any, in connection with these matters would have a materially adverse effect on its consolidated financial position or net cash flows, even though a future charge for any damage award could have a significant impact on the company's net income in the period in which it is recorded.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                          SUMMARY BY BUSINESS SEGMENTS
                                   (Unaudited)

(Millions of dollars)
--------------------------------------------------------------------------------
                                     Three Months Ended       Six Months Ended
                                           31 March               31 March
                                       2004       2003        2004       2003
--------------------------------------------------------------------------------
Revenues from external customers
  Gases                              $1,284.9   $1,129.5    $2,488.4   $2,155.3
  Chemicals                             482.7      398.5       892.8      752.3
  Equipment                              88.9       50.1       160.2      117.5
--------------------------------------------------------------------------------
  Segment Totals                      1,856.5    1,578.1     3,541.4    3,025.1
--------------------------------------------------------------------------------
  Consolidated Totals                $1,856.5   $1,578.1    $3,541.4   $3,025.1
--------------------------------------------------------------------------------

Operating income
  Gases                              $  189.4   $  150.2    $  371.7   $  318.2
  Chemicals                              34.7       33.7        59.2       66.8
  Equipment                               (.2)       3.0         (.5)       7.1
--------------------------------------------------------------------------------
  Segment Totals                        223.9      186.9       430.4      392.1
--------------------------------------------------------------------------------
  Corporate research and                (13.8)     (10.6)      (21.5)     (21.8)
   development and other
     income (expense)
--------------------------------------------------------------------------------
  Consolidated Totals                $  210.1   $  176.3    $  408.9   $  370.3
--------------------------------------------------------------------------------

Equity affiliates' income
  Gases                              $   19.0   $   14.6    $   36.7   $   31.8
  Chemicals                               2.9         .8         4.8        3.3
  Equipment                                .1        (.2)         .1         .1
--------------------------------------------------------------------------------
  Segment Totals                         22.0       15.2        41.6       35.2
--------------------------------------------------------------------------------
  Other                                    --         --          --        8.3
--------------------------------------------------------------------------------
  Consolidated Totals                $   22.0   $   15.2    $   41.6   $   43.5
--------------------------------------------------------------------------------


(Millions of dollars)
                                                       31 March   30 September
                                                         2004         2003
--------------------------------------------------------------------------------
Identifiable assets (a)
  Gases                                                $7,250.8     $7,097.3
  Chemicals                                             1,412.9      1,478.1
  Equipment                                               212.7        171.4
--------------------------------------------------------------------------------
  Segment Totals                                        8,876.4      8,746.8
--------------------------------------------------------------------------------
  Corporate assets                                        484.3        131.6
--------------------------------------------------------------------------------
  Consolidated Totals                                  $9,360.7     $8,878.4
--------------------------------------------------------------------------------

(a) Identifiable assets are equal to total assets less investments in equity affiliates.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                          SUMMARY BY GEOGRAPHIC REGIONS
                                   (Unaudited)


(Millions of dollars)
--------------------------------------------------------------------------------
                                       Three Months Ended     Six Months Ended
                                            31 March              31 March
                                        2004       2003        2004       2003
--------------------------------------------------------------------------------
Revenues from external customers
  United States                       $1,043.1   $  941.5    $1,986.3   $1,761.4
  Canada                                  21.5       30.1        41.1       57.3
--------------------------------------------------------------------------------
      Total North America              1,064.6      971.6     2,027.4    1,818.7
--------------------------------------------------------------------------------
  United Kingdom                         178.2      112.3       325.6      229.1
  Spain                                  108.1       88.9       213.1      173.3
  Other Europe                           282.6      234.7       536.9      441.1
--------------------------------------------------------------------------------
      Total Europe                       568.9      435.9     1,075.6      843.5
--------------------------------------------------------------------------------
  Asia                                   181.3      145.6       353.1      306.0
  Latin America                           41.7       24.9        85.3       56.7
  All Other                                 --         .1          --         .2
--------------------------------------------------------------------------------
Total                                 $1,856.5   $1,578.1    $3,541.4   $3,025.1
--------------------------------------------------------------------------------

Note: Geographic information is based on country of origin. The Other Europe segment operates principally in Belgium, France, Germany and the Netherlands. The Asia segment operates principally in China, Japan, Korea and Taiwan.


                                      # # #



      MEDIA INQUIRIES:

            Katie McDonald, tel: (610) 481-3673; e-mail: mcdonace@apci.com

      INVESTOR INQUIRIES:

            Alex Masetti, tel: (610) 481-7461; e-mail: masettaw@apci.com